UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2004 (July 12, 2004)

AXESSTEL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada		91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15373 Innovation Drive, Suite 200, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

(858) 613-1500

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On July 12, 2004, Axesstel, Inc. issued a press release announcing the resignation of John Chough as Chief Financial Officer and the appointment of Alireza Saifi to the newly created position of Vice President Finance. President and Chief Operating Officer David Morash will assume the position of Chief Financial Officer on an interim basis while a search for a permanent Chief Financial Officer proceeds. A copy of the press release is attached as Exhibit 99.1.

Mr. Saifi has most recently served as the Company’s investor relations advisor. Mr. Saifi’s prior positions include the following: Equity Research Analyst with Halpern Capital, where he covered technology and special-situation companies; Principal Strategy Consultant with PA Consulting Group in New York, where he advised companies on next-generation wireless value-added services; and member of DMG Technology Group’s research and investment banking team, covering Enterprise Resource Planning, Supply Chain Management, Customer Relations Management, and Wireless Satellite Services. Mr. Saifi holds a BA from Fordham University in New York City.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1 Press release dated July 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXESSTEL, INC., a Nevada corporation

Date: July 12, 2004	By:	/s/ Patrick Gray
Patrick Gray
Vice President of Operations and Controller